UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2009
(Date of earliest event reported)

Access Integrated Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51910	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index

Item 1.01.	Entry into a Material Definitive Agreement

     On August 10, 2009, Access Integrated Technologies, Inc. doing business as Cinedigm Digital Cinema Corp. (the "Company") entered into the Tax Benefit Preservation Plan (the "Plan"), dated August 10, 2009, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.  Our Board of Directors (the "Board") adopted the Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carryforwards (the "NOLs") to reduce potential future federal income tax obligations.  We have experienced substantial operating losses, and under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), and rules promulgated by the Internal Revenue Service, we may "carry forward" these losses in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions.  To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a significant amount of the NOLs, and therefore these NOLs could be a substantial asset to us.  If, however, we experience an "ownership change," as defined in Section 382 of the Code, our ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

On August 10, 2009, the Board declared a dividend of one preferred share purchase right (the "Rights") for each outstanding share of Class A Common Stock, par value $0.001 per share, of the Company (the "Class A Common Stock") and each outstanding share of Class B Common Stock, par value $0.001 per share, of the Company (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock") under the terms of the Plan.  The dividend is payable to the stockholders of record as of the close of business on August 10, 2009 (the "Record Date").  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the "Preferred Stock") at a price of $6.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment.  The description and terms of the Rights are set forth in the Plan.

As a result of declaring a dividend of the Rights, until the earlier to occur of (i) the close of business on the tenth business day following the public announcement of facts that indicate that a person or group has become an "Acquiring Person" (as defined in the Plan) by acquiring beneficial ownership of 4.99% or more of the outstanding shares of Common Stock (or the Board becoming aware of an Acquiring Person) or (ii) the close of business on the tenth business day (or, except in certain circumstances, such later date as may be specified by the Board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (with certain exceptions) of 4.99% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to Class A Common Stock and Class B Common Stock certificates outstanding as of the Record Date (or any book-entry shares in respect thereof), by such Class A Common Stock or Class B Common Stock certificate (or registration in book-entry form) together with the summary of rights ("Summary of Rights") describing the Plan and mailed to stockholders of record on the Record Date, and the Rights will be transferable only in connection with the transfer of the Class A Common Stock or Class B Common Stock.  Notwithstanding the foregoing, any person or group that beneficially owns 4.99% or more of the outstanding shares of Common Stock on August 10, 2009 will not be deemed an Acquiring Person under the Plan unless and until such person or group acquires beneficial ownership of additional shares of Common Stock.  The Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Plan if the Board determines that such person's or group's ownership of Common Stock will not jeopardize or endanger the availability of the Company's net operating losses and related tax assets.

The Plan provides that, until the Distribution Date (or earlier expiration or redemption of the Rights), the Rights will be attached to and will be transferred with and only with the Common Stock.  Until the Distribution Date (or the earlier expiration or redemption of the Rights), new shares of Common Stock issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Plan by reference (with respect to shares represented by certificates) or notice will be provided thereof in accordance with applicable law (with respect to uncertificated shares).  Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates representing shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, or the transfer by book-entry of any uncertificated shares of Common Stock, will also constitute the transfer of the Rights associated with such shares.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire upon the earliest of the close of business on August 10, 2012 (unless that date is advanced or extended by the Board), the time at which the Rights are redeemed or exchanged under the Plan, or the time at which the Board determines that the tax benefits are fully utilized or no longer available under Section 382 of the Code.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable.  Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock.  Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock.  Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.  These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Class A Common Stock.

In the event that any person or group becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person, any of its affiliates or associates or certain of the transferees of the foregoing (which Rights will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right (including payment of the Purchase Price) that number of shares of Class A Common Stock having a market value of two times the Purchase Price.

At any time after any person or group becomes an Acquiring Person but prior to the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights owned by such Acquiring Person, which will have become null and void), in whole or in part, for shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock per Right (subject to adjustment for stock splits, stock dividends and similar transactions).

No fractional shares of Preferred Stock or Class A Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Class A Common Stock.

At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price") payable, at the option of the Company, in cash, shares of Class A Common Stock or such other form of consideration as the Board shall determine.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner.  After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

This summary description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is incorporated herein by reference to Exhibit 4.1 of this Current Report on Form 8-K.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Item 1.01 above is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 above is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	3.1	Certificate of Designations of Series B Junior Participating Preferred Stock, dated August 10, 2009.
4.1
Tax Benefit Preservation Plan, dated as of August 10, 2009, between the Company and American Stock Transfer & Trust Company, as Rights Agent, which includes the Form of Certificate of Designations as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C.

	99.1	Access Integrated Technologies, Inc. press release, dated August 11, 2009.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of August 12, 2009

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Senior Vice President—Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibits.

3.1	Certificate of Designations of Series B Junior Participating Preferred Stock, dated August 10, 2009.
4.1
Tax Benefit Preservation Plan, dated as of August 10, 2009, between the Company and American Stock Transfer & Trust Company, as Rights Agent, which includes the Form of Certificate of Designations as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C.

99.1	Access Integrated Technologies, Inc. press release, dated August 11, 2009.